UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2025

TRANSUITE.ORG INC.
(Exact name of registrant as specified in its charter)

Nevada	333-255178	30-1129581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

732 S 6th St # 4304 Las Vegas, NV 89101
(Address of Principal Executive Offices)

(775) 295-4295

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (2§40.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

Effective October 9, 2025, Mengqing Fan resigned as President of the Company, the Board of Directors (the “Board”) of Transuite.Org Inc. (the “Company”) appointed Mr. Qianglong Zeng as the Company’s President and Director.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The business background descriptions of the newly appointed officer and director is as follows:

Qianglong Zeng - President, Director

Mr. Qianglong Zeng is currently the chairman of Puyin Industrial Holding Group headquartered in HK. He graduated from Wuhan University Law School with a master's degree in law, and has studied in many European countries and successively received honorary doctorates in finance and philosophy. He once worked for an internationally renowned investment bank in charge of project planning and listing counseling in Greater China, and also worked for the long-established NYSE market maker group to become a global partner and head of Greater China. Specializing in VC, PE, and corporate M&As, he has led and deeply participated in the reorganization and merger of enterprises including Anbang Insurance Group, HNA Group, Ziguang Group, Red Star Macalline Holdings and Longxin Holdings. He has participated in the establishment of several hundred billion-level national ministries and commissions' FOFs and industrial funds. He was hired as a visiting professor of finance in many famous universities. Now Mr. Zeng is committed to the investment and management of AI, crypto and RWA.

There are no family relationships between Mr. Qianglong Zeng and any director or executive officer of the Company, and there are no transactions involving Mr. Qianglong Zeng that would require disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transuite.Org Inc.

Date: October 9, 2025	By:	/s/ Mengqing Fan
Name: Mengqing Fan
Title: CEO, Director, Chairwoman of the Board

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